UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 21, 2020
MOLECULIN BIOTECH, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-37758	47-4671997
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5300 Memorial Drive, Suite 950, Houston,TX 77007
(Address of principal executive offices and zip code)

(713) 300-5160
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging growth company [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X] Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	MBRX	The NASDAQ Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2020, the Compensation Committee of the Board of Directors of Moleculin Biotech, Inc. ("Company") established the executive compensation plan for the 2020/2021 compensation year (June 1, 2020 to May 31, 2021). The Compensation Committee consulted with an independent, outside, and experienced pay and governance consultant which researched comparable positions at comparable companies (Peer Group), setting the C-Suite’s (the Chief Executive Officer, Chief Financial Officer, Chief Science Officer and the Chief Medical Officers) to 9% below the 50th percentile (approximating the median) for cash compensation and at the 50th percentile for total compensation of the Peer Group’s C-Suite. The Compensation Committee approved the following compensation arrangements with its named executive officers for the 2020/2021 compensation year:

•
For the 2020/2021 compensation year, the base compensation for Walter V. Klemp, the Company’s CEO, was not increased from the prior year, his targeted cash bonus for such year was set at 71% of base compensation, and his targeted equity grant value for such year was set at $955,000; provided that the cash bonus and equity grants for the compensation year are subject to Compensation Committee approval.

•
For the 2020/2021 compensation year, the base compensation for Jonathan P. Foster, the Company’s CFO, was not increased from the prior year, his targeted cash bonus for such year was set at 50.7% of base compensation, and his targeted equity grant value for such year was set at $430,000; provided that the cash bonus and equity grants for the compensation year are subject to Compensation Committee approval.

•
For the 2020/2021 compensation year, the base compensation of Donald Picker, the Company’s CSO, was not increased from the prior year, his targeted cash bonus for such year was set at 50.7% of base compensation, and his targeted equity grant value for such year was set at $150,000; provided that the cash bonus and equity grants for the compensation year are subject to Compensation Committee approval.

For the 2020/2021 compensation year, bonuses will be awarded based on the Company’s achievement of specified corporate goals, including the progress of its clinical trials and its ability to maintain sufficient funding, and individual goals, as applicable. The actual performance-based annual bonus paid is calculated by multiplying the executive’s annual base salary, target bonus percentage, the percentage attainment of the corporate goals established by the Compensation Committee for such year, which represents 120% of the potential bonus payable for the CEO and CFO, and 100% for the CSO. The CSO also can earn 20% of the potential bonus payable with the attainment of individual goals approved by our Compensation Committee. To achieve the additional 20% exceptional achievement of goals must be achieved. The Compensation Committee is not required to calculate bonuses in this manner and retains discretion in the amounts it awards and the factors it takes into consideration in determining bonus amounts. At the end of the compensation year, the Compensation Committee reviews management’s performance against the goals and objectives and approves the extent to which management achieved each of the corporate and individual goals and objectives, and, for each executive officer, the amount of the bonus awarded.

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MOLECULIN BIOTECH, INC.

Date: August 26, 2020
By: /s/ Jonathan P. Foster

Jonathan P. Foster
Chief Financial Officer

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